As filed with the Securities and Exchange Commission on January 20, 1998.
                                                Registration No. 33-60585

                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                           POST-EFFECTIVE AMENDMENT NO. 1
                                         TO
                                      FORM S-3
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            PRE-PAID LEGAL SERVICES, INC.
                  (Name of registrant as specified in its charter)
     Oklahoma                   321 East Main Street              73-1016728
(State or jurisdiction of        Ada, Oklahoma 74820          (I.R.S. Employer
incorporation or organization)     (580) 436-1234            Identification No.)
            (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                     Randy Harp
                                321 East Main Street
                                 Ada, Oklahoma 74820
                                   (580) 436-1234
         (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                      Copy to:
                              J. Bradford Hammond, Esq.
                     Crowe & Dunlevy, A Professional Corporation
                       500 Kennedy Building, 321 South Boston
                                Tulsa, Oklahoma 74103
                                   (918) 592-9800

     Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                           CALCULATION OF REGISTRATION FEE
---------------------------- -------------- -------------- ---------------- ------------

                                              Proposed        Proposed        Amount
                                Amount         Maximum         Maximum          of
  Title of Each Class of         to be        Offering        Aggregate     Registration
Securities to be Registered  Registered(1)      Price         Offering          Fee
                                              Per Share       Price(1)
---------------------------- -------------- -------------- ---------------- ------------
---------------------------- -------------- -------------- ---------------- ------------

Common Stock Purchase
    Options                   464,668          (2)            (2)              (2)
Common Stock issuable on
    exercise of Purchase
    Options                   196,051(3)       $6.32          $1,239,042       N/A(3)
---------------------------- -------------- -------------- ---------------- ------------

(1) Consists of the total number of Common Stock Purchase Options granted pursuant to this Registration Statement and the total number of shares of Common Stock issued upon exercise of such options during the period commencing on the original effective date of this Registration Statement through the date of this Post-Effective Amendment No. 1. A total of 1,000,000 Common Stock Purchase Options and 1,000,000 shares of Common Stock issuable upon exercise of such options were originally registered pursuant to this Registration Statement, and this Post-Effective Amendment No. 1 is being filed to deregister the Common Stock Purchase Options and shares of Common Stock remaining unissued. All Common Stock Purchase Options previously granted have been exercised or have expired in accordance with their terms.

(2) No consideration is payable in connection with the grant of the Common Stock Purchase Options and no separate registration fee is required.

(3) A fee of $2,179.31 was paid in connection with the original filing of this Registration Statement. No additional fee is payable in connection herewith because this Post-Effective Amendment No. 1 is being filed to reduce the number of securities that are subject to this Registration Statement.






     This Post-Effective Amendment No. 1 to this Registration Statement hereby deregisters 535,332 Common Stock Purchase Options and 803,949 shares of Common Stock previously registered pursuant to this Registration Statement which remain unissued as of the date of this Post-Effective Amendment No. 1, leaving subject to this Registration Statement a total of 464,668 Common Stock Purchase Options and 196,051 shares of Common Stock which have been issued prior to the date of this Post-Effective Amendment No. 1.



                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ada, State of Oklahoma, on January 20, 1998.

                                    PRE-PAID LEGAL SERVICES, INC.



                                    By:  /s/ RANDY HARP
                                         Randy Harp,
                                         Chief Financial Officer and
                                         Chief Operating Officer